Exhibit 99.1

Zebra Technologies Corporation
3 Overlook Point Lincolnshire, IL 60069 USA +1 847 634 6700 www.zebra.com
Zebra Technologies Announces Second-Quarter 2018 Results

Second-Quarter Financial Highlights

•	Strong net sales of $1,012 million; year-over-year growth of 12.9%

•	Net income of $70 million and net income per diluted share of $1.29

•	Non-GAAP diluted EPS increased 64% year-over-year to $2.48

•	Adjusted EBITDA increased 25% year-over-year to $199 million; and adjusted EBITDA margin expanded 200 basis points year-over-year to 19.7%

•	$140 million reduction of total debt

Lincolnshire, Ill., Aug. 7, 2018 — Zebra Technologies Corporation (NASDAQ: ZBRA), an innovator at the edge of the enterprise with solutions and partners that enable businesses to gain a performance edge, today announced results for the second quarter ended June 30, 2018.

“Our second quarter results were driven by strong growth from our product and service offerings and disciplined operational execution. Sales and earnings results exceeded our previously communicated guidance ranges and strong free cash flow allowed us to reduce our net debt leverage ratio to 2.5x,” said Anders Gustafsson, chief executive officer of Zebra Technologies. “Given the strength of our results, we are raising our full-year outlook for sales growth and free cash flow. We continue to deliver digital innovation that enables our customers to compete effectively in today's on-demand economy.”

$ in millions, except per share amounts	2Q18	2Q17	Change
Select reported measures:
Net sales	$1,012	$896	12.9%
Gross profit	472	411	14.8%
Net income	70	17	311.8%
Net income per diluted share	$1.29	$0.32	303.1%

Select Non-GAAP measures:
Adjusted net sales	$1,012	$897	12.8%
Organic net sales growth			10.6%
Adjusted gross profit	473	413	14.5%
Adjusted gross margin	46.7%	46.0%	70 bps
Adjusted EBITDA	199	159	25.2%
Adjusted EBITDA margin	19.7%	17.7%	200 bps
Non-GAAP net income	$135	$80	68.8%
Non-GAAP earnings per diluted share	$2.48	$1.51	64.2%

Reported (GAAP) results
Net sales were $1,012 million in the second quarter of 2018 compared to $896 million in the second quarter of 2017. Net sales in the Enterprise Visibility & Mobility ("EVM") segment were $661 million in the second quarter of 2018 compared with $584 million in the second quarter of 2017. Asset Intelligence & Tracking ("AIT") segment net sales were $351 million in the second quarter of 2018 compared to $313 million in the prior year period. Second-quarter 2018 gross profit was $472 million compared to $411 million in the comparable prior year period. Net income for the second quarter of 2018 was $70 million, or $1.29 per diluted share, compared to net income of $17 million, or $0.32 per diluted share, for the second quarter of 2017.

Adjusted (Non-GAAP) results
Consolidated adjusted net sales were $1,012 million in the second quarter of 2018 compared to $897 million in the prior year period, an increase of 12.8%. Consolidated organic net sales growth for the second quarter was 10.6% reflecting growth in EMEA, North America and APAC, and a slight decline in Latin America. Second-quarter year-over-year organic net sales growth was 10.9% in the EVM segment and 9.9% in the AIT segment.

Consolidated adjusted gross margin for the second quarter of 2018 was 46.7%, compared to 46.0% in the prior year period. This increase was primarily due to favorable business mix and the favorable impact of currency changes, primarily in the EMEA region. Adjusted operating expenses increased in the second quarter of 2018 to $294 million from $274 million in the prior year period primarily due to growth in the business and increased incentive compensation expense related to improved operating results.

Adjusted EBITDA for the second quarter of 2018 increased to $199 million, or 19.7% of adjusted net sales, compared to $159 million, or 17.7% of adjusted net sales, for the second quarter of 2017 primarily due to operating expense leverage on higher sales and higher gross profit margin.

Non-GAAP net income for the second quarter of 2018 was $135 million, or $2.48 per diluted share, compared with $80 million, or $1.51 per diluted share, for the second quarter of 2017. Lower interest costs and a lower tax rate also contributed to the year-over-year improvement.

Balance Sheet and Cash Flow
As of June 30, 2018, the company had cash and cash equivalents of $46 million and total debt of $2,014 million.

As previously disclosed, in the second quarter of 2018, the company completed a debt restructuring which amended its Term Loan A, Term Loan B and Revolving Credit facilities. These actions reduced the interest rate on the Term Loan B by 25 basis points and increased the available funds under the Revolving Credit Facility by $300 million to a maximum of $800 million. The company also prepaid $300 million of the Term Loan B Facility by drawing on the Revolving Credit Facility.

Free cash flow was $233 million for the first six months of 2018. The company generated $266 million of operating cash flow and incurred capital expenditures of $33 million. For the first six months of 2018, the company made payments of long-term debt of $1,114 million and received proceeds from the issuance of long-term debt of $879 million, resulting in a $235 million net reduction of total debt. The company made cash interest payments of $52 million for the first six months of 2018.

Outlook
Third Quarter 2018
The company expects third-quarter 2018 net sales to increase approximately 12% to 15% from the third quarter of 2017. This expectation includes an approximately 1 percentage point positive impact from foreign currency translation.

Adjusted EBITDA margin is expected to be in the range of 19% to 20% for the third quarter 2018, favorable to the prior year period. Non-GAAP earnings per diluted share are expected to be in the range of $2.50 to $2.70. This assumes an adjusted effective tax rate of approximately 15% to 16%.

Full Year 2018
The company now expects full year 2018 net sales growth to increase approximately 10% to 12%, which is favorable to our prior outlook and includes an anticipated 2 percentage point positive impact from foreign currency translation.

Adjusted EBITDA margin is expected to be approximately 20% for the full year 2018, an improvement compared to the full year 2017.

For the full year 2018, the company expects free cash flow of at least $525 million.

The outlook amounts provided above do not include any projected results from the proposed acquisition of Xplore Technologies Corporation, which is expected to close in the third quarter of 2018.

Conference Call Notification
Investors are invited to listen to a live webcast of Zebra’s conference call regarding the company’s financial results for the second quarter of 2018. The conference call will be held today, Tuesday, Aug. 7, at 7:30 a.m. Central Time (8:30 a.m. Eastern Time). To view the webcast, visit the investor relations section of the company’s website at investors.zebra.com.

About Zebra
Zebra (NASDAQ: ZBRA) empowers the front line of business in retail/ecommerce, manufacturing, transportation and logistics, healthcare and other industries to achieve a performance edge. With more than 10,000 partners across 100 countries, we deliver industry-tailored, end-to-end solutions that intelligently connect people, assets and data to help our customers make business-critical decisions. Our market-leading solutions elevate the shopping experience, track and manage inventory as well as improve supply chain efficiency and patient care. Ranked on Forbes’ list of America’s Best Employers for the last three years, Zebra helps our customers capture their edge. For more information, visit www.zebra.com or sign up for our news alerts. Follow us on LinkedIn, Twitter and Facebook.

Forward-Looking Statements
This press release contains forward-looking statements, as defined by the Private Securities Litigation Reform Act of 1995, including, without limitation, the statements regarding the company’s outlook. Actual results may differ from those expressed or implied in the company’s forward-looking statements. These statements represent estimates only as of the date they were made. Zebra undertakes no obligation, other than as may be required by law, to publicly update or revise any forward-looking statements, whether as a result of new information, future events, changed circumstances or any other reason after the date of this release.

These forward-looking statements are based on current expectations, forecasts and assumptions and are subject to the risks and uncertainties inherent in Zebra’s industry, market conditions, general domestic and international economic conditions, and other factors. These factors include customer acceptance of Zebra’s hardware and software products and competitors’ product offerings, and the potential effects of technological changes. The continued uncertainty over future global economic conditions, the availability of credit and capital markets volatility may have adverse effects on Zebra, its suppliers and its customers. In addition, a disruption in our ability to obtain products from vendors as a result of supply chain constraints, natural disasters or other circumstances could restrict sales and negatively affect customer relationships. Profits and profitability will be affected by Zebra’s ability to control manufacturing and operating costs. Because of its debt, interest rates and financial market conditions will also have an impact on results. Foreign exchange rates will have an effect on financial results because of the large percentage of our international sales. The outcome of litigation in which Zebra may be involved is another factor. The success of integrating acquisitions could also affect profitability, reported results and the company’s competitive position in its industry. These and other factors could have an adverse effect on Zebra’s sales, gross profit margins and results of operations and increase the volatility of our financial results. When used in this release and documents referenced, the words “anticipate,” “believe,” “outlook,” and “expect” and similar expressions, as they relate to the company or its management, are intended to identify such forward-looking statements, but are not the exclusive means of identifying these statements. Descriptions of the risks, uncertainties and other factors that could affect the company’s future operations and results can be found in Zebra’s filings with the Securities and Exchange Commission, including the company’s most recent Form 10-K and Form 10-Q .

Use of Non-GAAP Financial Information
This press release contains certain Non-GAAP financial measures, consisting of “adjusted net sales,” “adjusted gross profit,” “EBITDA,” “Adjusted EBITDA,” “Non-GAAP net income,” “Non-GAAP earnings per share,” “free cash flow,” “organic net sales growth,” and “adjusted operating expenses.” Management presents these measures to focus on the on-going operations and believes it is useful to investors because they enable them to perform meaningful comparisons of past and present operating results. The company believes it is useful to present Non-GAAP financial measures, which exclude certain significant items, as a means to understand the performance of its ongoing operations and how management views the business. Please see the “Reconciliation of GAAP to Non-GAAP Financial Measures” tables and accompanying disclosures at the end of this press release for more detailed information regarding non-GAAP financial measures herein, including the items reflected in adjusted net earnings calculations. These measures, however, should not be construed as an alternative to any other measure of performance determined in accordance with GAAP.

The company does not provide a reconciliation for non-GAAP estimates on a forward-looking basis (including the information under “Outlook” above) where it is unable to provide a meaningful or accurate calculation or estimation of reconciling items and the information is not available without unreasonable effort. This is due to the inherent difficulty of forecasting the timing or amount of various items that have not yet occurred, are out of the company’s control and/or cannot be reasonably predicted, and that would impact diluted net earnings per share, the most directly comparable forward-looking GAAP financial measure. For the same reasons, the company is unable to address the probable significance of the unavailable information. Forward-looking non-GAAP financial measures provided without the most directly comparable GAAP financial measures may vary materially from the corresponding GAAP financial measures.

As a global company, Zebra's operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations because the underlying foreign currencies in which the company transacts change in value over time compared to the U.S. dollar; accordingly, the company presents certain organic growth financial information, which includes impacts of foreign currency translation, to provide a framework to assess how the company’s businesses performed excluding the impact of foreign currency exchange rate fluctuations. Foreign currency impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating, for certain currencies, current period results at the currency exchange rates used in the comparable period in the prior year, rather than the exchange rates in effect during the current period. In addition, the company excludes the impact of its foreign currency hedging program in both the current year and prior year periods. The company believes these measures should be considered a supplement to and not in lieu of the company’s performance measures calculated in accordance with GAAP.

Contacts

Investors    Media
Michael Steele, CFA, IRC    Therese Van Ryne
Vice President, Investor Relations    Director, Global Public Relations
Phone: + 1 847 793 6707     Phone: + 1 847 370 2317
msteele@zebra.com     therese.vanryne@zebra.com

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In millions, except share data)

	June 30, 2018	December 31, 2017
	(Unaudited)
Assets
Current assets:
Cash and cash equivalents	$46	$62
Accounts receivable, net of allowances for doubtful accounts of $2 million and $3 million as of June 30, 2018 and December 31, 2017, respectively	502	479
Inventories, net	465	458
Income tax receivable	44	40
Prepaid expenses and other current assets	52	24
Total Current assets	1,109	1,063
Property, plant and equipment, net	254	264
Goodwill	2,462	2,465
Other intangibles, net	252	299
Long-term deferred income taxes	104	119
Other long-term assets	94	65
Total Assets	$4,275	$4,275
Liabilities and Stockholders’ Equity
Current liabilities:
Current portion of long-term debt	$85	$51
Accounts payable	442	424
Accrued liabilities	238	296
Deferred revenue	198	186
Income taxes payable	51	43
Total Current liabilities	1,014	1,000
Long-term debt	1,914	2,176
Long-term deferred revenue	150	148
Other long-term liabilities	124	117
Total Liabilities	3,202	3,441
Stockholders’ Equity:
Preferred stock, $.01 par value; authorized 10,000,000 shares; none issued	—	—
Class A common stock, $.01 par value; authorized 150,000,000 shares; issued 72,151,857 shares	1	1
Additional paid-in capital	273	257
Treasury stock at cost, 18,459,879 and 18,915,762 shares at June 30, 2018 and December 31, 2017, respectively	(617)	(620)
Retained earnings	1,446	1,248
Accumulated other comprehensive loss	(30)	(52)
Total Stockholders’ Equity	1,073	834
Total Liabilities and Stockholders’ Equity	$4,275	$4,275

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net sales:
Net sales of tangible products	$889	$779	$1,728	$1,514
Revenue from services and software	123	117	261	247
Total Net sales	1,012	896	1,989	1,761
Cost of sales:
Cost of sales of tangible products	450	408	873	787
Cost of services and software	90	77	179	162
Total Cost of sales	540	485	1,052	949
Gross profit	472	411	937	812
Operating expenses:
Selling and marketing	121	114	241	223
Research and development	109	99	210	195
General and administrative	93	68	164	143
Amortization of intangible assets	23	52	46	102
Acquisition and integration costs	—	19	2	46
Exit and restructuring costs	1	1	5	5
Total Operating expenses	347	353	668	714
Operating income	125	58	269	98
Other (expenses) income:
Foreign exchange (loss) gain	(4)	2	(4)	1
Interest expense, net	(23)	(40)	(34)	(81)
Other, net	2	(1)	2	(1)
Total Other expenses, net	(25)	(39)	(36)	(81)
Income before income tax expense	100	19	233	17
Income tax expense (benefit)	30	2	54	(8)
Net income	$70	$17	$179	$25
Basic earnings per share	$1.31	$0.33	$3.35	$0.49
Diluted earnings per share	$1.29	$0.32	$3.30	$0.48
Basic weighted average shares outstanding	53,537,876	51,996,353	53,414,267	51,928,911
Diluted weighted average and equivalent shares outstanding	54,255,707	53,128,657	54,134,110	53,037,956

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(In millions)
(Unaudited)

	Six Months Ended
	June 30, 2018	July 1, 2017
Cash flows from operating activities:
Net income	$179	$25
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	86	141
Amortization of debt issuance costs and discounts	9	10
Share-based compensation	24	15
Deferred income taxes	3	(10)
Unrealized gain on forward interest rate swaps	(18)	(1)
Other, net	2	2
Changes in operating assets and liabilities:
Accounts receivable, net	(26)	104
Inventories, net	(11)	(68)
Other assets	(9)	15
Accounts payable	21	13
Accrued liabilities	(48)	(21)
Deferred revenue	22	20
Income taxes	24	(35)
Other operating activities	8	(7)
Net cash provided by operating activities	266	203
Cash flows from investing activities:
Purchases of property, plant and equipment	(33)	(22)
Proceeds from sale of long-term investments	2	—
Purchases of long-term investments	(2)	—
Net cash used in investing activities	(33)	(22)
Cash flows from financing activities:
Payment of debt issuance costs and discounts	(2)	—
Payments of long-term debt	(1,114)	(240)
Proceeds from issuance of long-term debt	879	—
Payments of debt extinguishment costs	(1)	—
Proceeds from exercise of stock options and stock purchase plan purchases	6	7
Taxes paid related to net share settlement of equity awards	(10)	(5)
Net cash used in financing activities	(242)	(238)
Effect of exchange rate changes on cash	(7)	(4)
Net increase in cash and cash equivalents	(16)	(61)
Cash and cash equivalents at beginning of period	62	156
Cash and cash equivalents at end of period	$46	$95
Supplemental disclosures of cash flow information:
Income taxes paid	$21	$43
Interest paid	$52	$70

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF ORGANIC NET SALES GROWTH
(UNAUDITED)

	Three Months Ended
	June 30, 2018
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	12.1%	13.2%	12.9%
Adjustments:
Impact of foreign currency translation(1)	(2.2)%	(2.3)%	(2.3)%
Organic Net sales growth	9.9%	10.9%	10.6%

	Six Months Ended
	June 30, 2018
	AIT	EVM	Consolidated
Reported GAAP Consolidated Net sales growth	10.7%	14.0%	12.9%
Adjustments:
Impact of foreign currency translation(1)	(2.6)%	(2.7)%	(2.7)%
Organic Net sales growth	8.1%	11.3%	10.2%

(1) Operating results reported in U.S. dollars are affected by foreign currency exchange rate fluctuations. Foreign currency translation impact represents the difference in results that are attributable to fluctuations in the currency exchange rates used to convert the results for businesses where the functional currency is not the U.S. dollar. This impact is calculated by translating, for certain currencies, the current period results at the currency exchange rates used in the comparable prior year period, rather than the exchange rates in effect during the current period. In addition, we exclude the impact of the company’s foreign currency hedging program in both the current and prior year periods.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP GROSS MARGIN
(In millions)
(Unaudited)

	Three Months Ended
	June 30, 2018			July 1, 2017
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales (1)	$351	$661	$1,012	$313	$584	$896
Reported Gross profit	173	299	472	155	257	411
Gross Margin	49.3%	45.2%	46.6%	49.5%	44.0%	45.9%

Non-GAAP
Adjusted Net sales	$351	$661	$1,012	$313	$584	$897
Adjusted Gross profit (2)	173	300	473	155	258	413
Adjusted Gross Margin	49.3%	45.4%	46.7%	49.5%	44.2%	46.0%
(1) Fiscal 2017 consolidated results include corporate eliminations which are related to the Enterprise Acquisition in October 2014 and are not reported in segment results.
(2) Adjusted Gross profit excludes purchase accounting adjustments and share-based compensation expense.

	Six Months Ended
	June 30, 2018			July 1, 2017
	AIT	EVM	Consolidated	AIT	EVM	Consolidated
GAAP
Reported Net sales (1)	$703	$1,286	$1,989	$635	$1,128	$1,761
Reported Gross profit	356	581	937	317	497	812
Gross Margin	50.6%	45.2%	47.1%	49.9%	44.1%	46.1%

Non-GAAP
Adjusted Net sales	$703	$1,286	$1,989	$635	$1,128	$1,763
Adjusted Gross profit (2)	356	583	939	317	498	815
Adjusted Gross Margin	50.6%	45.3%	47.2%	49.9%	44.1%	46.2%

(1) Fiscal 2017 consolidated results include corporate eliminations which are related to the Enterprise Acquisition in October 2014 and are not reported in segment results.
(2) Adjusted Gross profit excludes purchase accounting adjustments and share-based compensation expense.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP NET INCOME
(In millions, except share data)
(Unaudited)

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net income	$70	$17	$179	$25
Adjustments to Net sales(1)
Purchase accounting adjustments	—	1	—	2
Total adjustment to Net sales	—	1	—	2
Share-based compensation	1	1	2	1
Total adjustments to Cost of sales	1	1	2	1
Adjustments to Operating expenses(1)
Amortization of intangible assets	23	52	46	102
Acquisition and integration costs	—	19	2	46
Legal Settlement	13	—	13	—
Share-based compensation	16	7	26	15
Exit and restructuring costs	1	1	5	5
Total adjustments to Operating expenses	53	79	92	168
Adjustments to Other expenses, net(1)
Amortization of debt issuance costs and discounts	8	6	10	10
Gain on Sale of Investments	(1)	—	(1)	—
Foreign exchange loss	4	(2)	4	(1)
Forward interest rate swaps gain	(6)	(1)	(18)	(1)
Total adjustments to Other expenses, net	5	3	(5)	8
Income tax effect of adjustments(2)
Reported income tax expense (benefit)	30	2	54	(8)
Adjusted income tax expense	(24)	(23)	(49)	(44)
Total adjustments to income tax	6	(21)	5	(52)
Total adjustments	65	63	94	127
Non-GAAP Net income	$135	$80	$273	$152

GAAP earnings per share
Basic	$1.31	$0.33	$3.35	$0.49
Diluted	$1.29	$0.32	$3.30	$0.48
Non-GAAP earnings per share
Basic	$2.51	$1.54	$5.10	$2.93
Diluted	$2.48	$1.51	$5.04	$2.87

Non-GAAP weighted average shares outstanding (3)
Basic	53,537,876	51,996,353	53,414,267	51,928,911
Diluted	54,255,707	53,128,657	54,134,110	53,037,956

(1) Presented on a pre-tax basis.
(2) Represents the adjustment to the GAAP basis tax provision commensurate with non-GAAP adjustments.
(3)     In periods of loss, Non-GAAP weighted-average shares exclude restricted stock awards and performance stock awards within basic and dilutive weighted-average share computations. Share-based compensation awards that are dilutive in nature are included within weighted-average dilutive share computations.

ZEBRA TECHNOLOGIES CORPORATION AND SUBSIDIARIES
GAAP to NON-GAAP RECONCILIATION
(In millions)
(Unaudited)

 EBITDA

	Three Months Ended		Six Months Ended
	June 30, 2018	July 1, 2017	June 30, 2018	July 1, 2017
Net income	$70	$17	$179	$25
Add back:
Depreciation	20	20	40	39
Amortization of intangible assets	23	52	46	102
Total Other expenses, net	25	39	36	81
Income tax expense	30	2	54	(8)
EBITDA (Non-GAAP)	168	130	355	239

Adjustments to Net sales
Purchase accounting adjustments	—	1	—	2
Total adjustments to Net sales	—	1	—	2
Adjustments to Cost of sales
Share-based compensation	1	1	2	1
Total adjustments to Cost of sales	1	1	2	1
Adjustments to Operating expenses
Acquisition and integration costs	—	19	2	46
Legal Settlement	13	—	13	—
Share-based compensation	16	7	26	15
Exit and restructuring costs	1	1	5	5
Total adjustments to Operating expenses	30	27	46	66
Total adjustments to EBITDA	31	29	48	69
Adjusted EBITDA (Non-GAAP)	$199	$159	$403	$308

Adjusted EBITDA % of Adjusted Net Sales	19.7%	17.7%	20.3%	17.5%

FREE CASH FLOW

	Six Months Ended
	June 30, 2018	July 1, 2017
Net cash provided by operating activities	$266	$203
Less: Purchases of property, plant and equipment	(33)	(22)
Free cash flow (Non-GAAP)(1)	$233	$181

(1) Free cash flow is defined as Net cash provided by operating activities in a period minus purchases of property, plant and equipment (capital expenditures) made in that period. This measure does not represent residual cash flows available for discretionary expenditures as the measure does not deduct the payments required for debt service and other contractual obligations or payments for future business acquisitions. Therefore, we believe it is important to view free cash flow as a measure that provides supplemental information to our entire statements of cash flows.